Filed Pursuant to Rule 424(b)(3)

Registration No. 333-292926

PROSPECTUS

1,500,000 Shares of Common Stock

This prospectus relates to the resale from time to time, by the selling stockholder which is identified in this prospectus under the caption “Selling Stockholder,” of an aggregate of up to 1,500,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Rocky Mountain Chocolate Factory, Inc. (the “Company”). We issued the shares of Common Stock to the selling stockholder in a private placement, which we completed on December 18, 2025.

The selling stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of Common Stock or interests in its shares of Common Stock on any stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the $2.44 time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” beginning on page 10 of this prospectus for more information. We will not receive any proceeds from any sale or other disposition of the shares of Common Stock by the selling stockholder. See “Use of Proceeds” beginning on page 6 and “Plan of Distribution” beginning on page 10 of this prospectus for more information.

The Common Stock is currently quoted on the Nasdaq Capital Market under the symbol “RMCF.” On February 12, 2026, the last reported sale price of the Common Stock on the Nasdaq Capital Market was $2.91 per share.

You should read this prospectus, together with additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” beginning on page 4 of this prospectus, in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on June 20, 2025, and in our subsequent Quarterly Reports on Form 10-Q and other filings that we make with the SEC from time to time, which are incorporated by reference in their entirety, together with other information in this prospectus and the information incorporated by reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2026

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ABOUT THIS PROSPECTUS

We have not authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful.

For investors outside the United States: We have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference. See “Information Incorporated by Reference” and “Where You Can Find More Information” in this prospectus. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 4 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus, before making an investment decision.

All references to the terms “Rocky Mountain Chocolate Factory,” the “Company,” “we,” “us” or “our” in this prospectus refer to Rocky Mountain Chocolate Factory, Inc., a Delaware corporation, and its subsidiaries, unless the context requires otherwise.

Overview

We are an international franchisor, confectionery producer and retail operator. Founded in 1981, we are headquartered in Durango, Colorado and produce an extensive line of premium chocolate products and other confectionery products. Our revenues and profitability are derived principally from our franchised/licensed system of retail stores that feature chocolate and other confectionary products including gourmet caramel apples. We also sell our confectionary products in select locations outside of our system of retail stores and license the use of our brand with certain consumer products. As of November 30, 2025, there were three Company-owned, 112 licensee-owned and 139 franchised Rocky Mountain Chocolate Factory stores operating in 36 states and the Philippines.

Corporate Information

We incorporated under the laws of the state of Delaware in 2014, and our principal executive offices are located at 265 Turner Drive, Durango, CO 81303. Our telephone number is (970) 259-0554. Our website is located at www.rmcf.com. Information contained on, or that can be accessed through, our website is not incorporated by reference or deemed to be part of this prospectus.

Recent Developments

On December 18, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with the Selling Stockholder (as defined below) pursuant to which the Company issued and sold an aggregate of 1,500,000 shares of Common Stock at a purchase price equal to $1.80 per share (the “Private Placement”). In connection with the Private Placement, the Selling Stockholder is permitted to designate an individual for membership on the Company’s Board of Directors, and that individual is initially Alberto Pérez-Jácome Friscione.

The Private Placement closed on December 18, 2025. We intend to use the net proceeds raised in the Private Placement for working capital and general corporate purposes.

The Offering

This prospectus relates to the sale or other disposition from time to time by the Selling Stockholder identified in this prospectus of up to 1,500,000 shares of Common Stock. None of the shares registered hereby are being offered for sale by us.

Securities offered by the Selling Stockholder	Up to 1,500,000 shares of Common Stock.

Common Stock outstanding after this offering	9,332,822 shares of Common Stock.

Use of proceeds	We will not receive any proceeds from the shares of Common Stock offered by the Selling Stockholder under this prospectus.

Nasdaq Capital Market Symbol

“RMCF.”

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” beginning on page 4 of this prospectus, in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, as filed with the SEC on June 20, 2025, and in our subsequent Quarterly Reports on Form 10-Q and other filings that we make with the SEC from time to time, which are incorporated by reference in their entirety, together with other information in this prospectus and the information incorporated by reference.

The number of shares of Common Stock that will be outstanding immediately after this offering as shown above is based on 9,332,822 shares of Common Stock issued and outstanding as of December 31, 2025, and, unless otherwise indicated, excludes:

●	1,031,940 shares of Common Stock reserved for issuance under our 2024 Equity Incentive Plan; and

●	583,994 shares of Common Stock issuable upon vesting of outstanding restricted stock units.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below, in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, as filed with the SEC on June 20, 2025, and in our subsequent Quarterly Reports on Form 10-Q and other filings that we make with the SEC from time to time, which are incorporated by reference in their entirety, together with other information in this prospectus and the information incorporated by reference. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of the Common Stock could decline, and you might lose all or part of your investment.

Risks Related to this Offering

The sale of shares of Common Stock acquired by the Selling Stockholder could cause the price of the Common Stock to decline.

We are registering for sale by the Selling Stockholder up to 1,500,000 shares of Common Stock. Depending on a variety of factors, including market liquidity of the Common Stock, the sale of shares by the Selling Stockholder may cause the trading price of the Common Stock to decline.

Our need for future financing may result in the issuance of additional securities, which will cause investors to experience dilution.

Our cash requirements may vary from those now planned, depending upon numerous factors. Accordingly, we may need to obtain additional funding in connection with our continuing operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue securities from time to time to procure qualified personnel or for other business reasons. The issuance of any such securities, which is at the discretion of our Board of Directors, may further dilute the equity ownership of our stockholders.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of the Common Stock.

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 46,000,000 shares of Common Stock and 250,000 shares of Preferred Stock. In certain circumstances, the Common Stock, as well as the awards available for issuance under our equity incentive plans, can be issued by our Board of Directors without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by holders of Preferred Stock and Common Stock. In addition, the issuance of certain securities, including pursuant to the terms of our stockholder rights plan, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the Common Stock.

Future sales of shares of Common Stock could cause the market price for the Common Stock to decline.

We cannot predict the effect, if any, that market sales of shares of Common Stock or the availability of shares of Common Stock for sale will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of shares of Common Stock in the public market, or the perception that those sales will occur, could cause the market price of the Common Stock to decline or be depressed.

Once registered, the shares of Common Stock issued in connection with this offering will be freely tradable without restriction or further registration under the Securities Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. These statements, other than statements of historical fact, included in this prospectus and the documents incorporated by reference are forward-looking statements. Many of the forward-looking statements contained in this prospectus and the documents incorporated by reference may be identified by the use of forward-looking words such as “will,” “intend,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “potential,” “may,” “would,” “could,” “continue,” “likely,” “might,” “seek,” “outlook,” “explore,” or the negative of these terms or other similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future including statements regarding future financial and operating results, our business strategy and plan, our strategic priorities, our store pipeline and our transformation, are forward-looking statements. Management believes these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date of this prospectus and the documents incorporated by reference. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: inflationary impacts, the outcome of legal proceedings, changes in the confectionery business environment, seasonality, consumer interest in our products, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of our co-branding strategy, the success of international expansion efforts, financial covenants in our credit agreements and the effect of government regulations. For a detailed discussion of the risks and uncertainties that may cause our actual results to differ from the forward-looking statements contained herein, please see our discussion under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended February 28, 2025, as filed with the SEC on June 20, 2025, and in our subsequent Quarterly reports on Form 10-Q and other filings that we make with the SEC from time to time, which are incorporated by reference in their entirety, together with other information in this prospectus and the information incorporated by reference.

USE OF PROCEEDS

We will not receive any proceeds from any sale or other disposition of shares of Common Stock offered by the Selling Stockholder under this prospectus.

SELLING STOCKHOLDER

This prospectus covers the sale or other disposition by the Selling Stockholder identified in the table below of up to an aggregate of 1,500,000 shares of Common Stock.

The Selling Stockholder acquired its securities in the Private Placement described above under the heading “Prospectus Summary―Recent Developments.”

The table below sets forth, as of December 31, 2025, the following information regarding the Selling Stockholder:

●	the name of the Selling Stockholder;

●	the number of shares of Common Stock owned by the Selling Stockholder prior to this offering;

●	the number of shares of Common Stock to be offered by the Selling Stockholder in this offering;

●	the number of shares of Common Stock to be owned by the Selling Stockholder assuming the sale of all of the shares of Common Stock covered by this prospectus; and

●

the percentage of our issued and outstanding shares of Common Stock to be owned by the Selling Stockholder assuming the sale of all of the shares of Common Stock covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of December 31, 2025.

Except as described above, the number of shares of Common Stock that the Selling Stockholder beneficially owns has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of Common Stock that the Selling Stockholder has the right to acquire within 60 days of December 31, 2025.

All information with respect to Common Stock ownership of the Selling Stockholder has been furnished by or on behalf of the Selling Stockholder. We believe, based on information supplied by the Selling Stockholder, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholder has sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by it. Because the Selling stockholder identified in the table may sell some or all of the shares of Common Stock beneficially owned by it and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the Selling Stockholder upon termination of this offering. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock it beneficially owns in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table that the Selling Stockholder will sell all of the shares of Common Stock owned beneficially by it that are covered by this prospectus, but will not sell any other shares of Common Stock that it presently owns. Other than as described in this prospectus, the Selling Stockholder has not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of Common Stock or other securities.

Name of Selling Stockholder	Shares Owned Prior To This Offering		Shares Offered by This Prospectus	Shares Owned After This Offering	Percentage of Shares Beneficially Owned After Offering(1)
ARM-D Rocky Mountain Chocolate Holdings LLC.	1,500,000	(2)	1,500,000	0	0%

(1)

Percentage is based on 9,332,822 shares of Common Stock outstanding as of December 31, 2025, assuming, for illustrative purposes, the resale of all of the shares of Common Stock covered by this prospectus.

(2)	Consists of 1,500,000 shares of Common Stock purchased in the Private Placement.

DESCRIPTION OF SECURITIES

Description of Capital Stock

The following summary of the terms of our capital stock is based upon our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) and our Third Amended and Restated Bylaws (our “Bylaws”). The summary is not complete, and is qualified by reference to our Certificate of Incorporation and our Bylaws, which are filed as exhibits to the Annual Report on Form 10-K for the fiscal year ended February 28, 2025 and are incorporated by reference. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”) for additional information.

Our authorized capital stock consists of 46,000,000 shares of Common Stock, and 250,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). As of December 31, 2025, there were 9,332,822 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. No other capital stock was outstanding as of December 31, 2025.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters to be voted on by the common stockholders, including the election of directors. Except as provided by the terms of any outstanding Preferred Stock, our common stockholders will possess exclusive voting power. The holders of Common Stock are not entitled to cumulative voting in the election of directors. Directors will be elected by a plurality of the votes cast in the election of directors at a duly called meeting at which a quorum is present. The affirmative vote of a majority of the votes cast at a duly called meeting at which a quorum is present shall be sufficient to approve all other matters which may properly come before the meeting, unless more than a majority of the votes cast is required by law or the Certificate of Incorporation.

Subject to preferences of any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive ratably any dividends our Board of Directors may declare out of funds legally available for the payment of dividends. If the Company is liquidated, dissolved or wound up, the holders of Common Stock are entitled to share pro rata in all assets remaining after payment of, or provision for, the Company’s liabilities and liquidation preferences of any outstanding shares of Preferred Stock. The holders of Common Stock have no preemptive, subscription, redemption, sinking fund or conversion rights. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which we may designate and issue in the future.

Preferred Stock

Our Board of Directors has the authority, subject to limitations prescribed by law, without further action by the stockholders, to issue up to 250,000 shares of Preferred Stock from time to time in one or more series and to establish the number of shares to be included in each such series. Our Board of Directors also has the authority to fix the designations, voting powers, preferences, privileges, rights and limitations of any series of Preferred Stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. Our Board of Directors, without stockholder approval, can issue Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Stock. The issuance of Preferred Stock may decrease the market price of the Company’s Common Stock.

Listing

The Common Stock is listed on Nasdaq Capital Market under the trading symbol “RMCF.”

Transfer Agent

Our transfer agent is Computershare Trust Company, N.A. Its address is c/o Computershare, 150 Royall St., Suite 101, Canton, MA 02021 or P.O. Box 43006, Providence, RI 02940-3006, and its telephone number is (800) 962-4284.

Certain Anti-Takeover Effects

Certain provisions of the DGCL, our Certificate of Incorporation and our Bylaws summarized above may have an anti-takeover effect and could make the following transactions more difficult: acquisition of the Company by means of a tender offer; acquisition of the Company by means of a proxy contest or otherwise; or removal of the Company’s incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the best interests of the Company, including transactions that might result in a premium over the market price for the Common Stock.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock that we issued to ARM-D Rocky Mountain Chocolate Holdings LLC (the “Selling Stockholder”) to permit the sale, transfer or other disposition of these shares by the Selling Stockholder or its donees, pledgees, transferees or other successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of Common Stock. We will, or will procure to, bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholder may sell all or a portion of the shares of Common Stock that it beneficially owns and that are offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If it sells the shares of Common Stock through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts (it being understood that the Selling Stockholder shall not be deemed to be an underwriter solely as a result of its participation in this offering) or commissions or agent’s commissions. The shares of Common Stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholder may use any one or more of the following methods when selling shares of Common Stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	to or through underwriters or purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholder also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that it meets the criteria and conforms to the requirements of those provisions. The Selling Stockholder has no obligation to sell any shares of Common Stock and may elect to sell all, some or none of such shares.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. If the Selling Stockholder effects such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121 and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.01.

In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholder may also sell shares of Common Stock short and if such short sale takes place after the date that this registration statement is declared effective by the SEC, the Selling Stockholder may deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares of Common Stock in connection with such short sales. The Selling Stockholder may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholder has been advised that it may not use shares of Common Stock, the resale of which has been registered on this registration statement to cover short sales of the Common Stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by it, and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholder also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholder and any broker-dealer or agents participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the Selling Stockholder is deemed an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The Selling Stockholder has informed us that it is not a registered broker-dealer, is not engaged in an organized distribution of securities, does not intend to act as an underwriter under Section 2(a)(11) of the Securities Act and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of Common Stock. Upon us being notified in writing by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares of Common Stock involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some U.S. states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock set forth in the registration rights agreements, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the Selling Stockholder against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the Selling Stockholder will be entitled to contribution. We may be indemnified by the Selling Stockholder against certain civil liabilities set forth in the registration rights agreement, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The consolidated financial statements of Rocky Mountain Chocolate Factory, Inc. for the years ended February 28, 2025 and February 29, 2024, have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Rocky Mountain Chocolate Factory, Inc.’s Annual Report on Form 10-K for the year ended February 28, 2025, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on Rocky Mountain Chocolate Factory, Inc.’s ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

This filing incorporates by reference the following documents, which we have previously filed with the SEC pursuant to the Exchange Act (other than Current Reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

●	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, as filed with the SEC on June 20, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended May 31, 2025, as filed with the SEC on July 15, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended August 31, 2025, as filed with the SEC on October 14, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended November 30, 2025, as filed with the SEC on January 13, 2026;

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The information specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, from our definitive proxy statement relating to our 2025 annual meeting of stockholders, as filed with the SEC on June 30, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on March 17, 2025, May 30, 2025, June 23, 2025, July 23, 2025, August 15, 2025, September 3, 2025, September 19, 2025 and December 19, 2025; and

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The description of the Common Stock set forth in our registration statement on Form 8-A12B, filed with the SEC on March 2, 2015, including any amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than Current Reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus but prior to the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents. You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (970) 259-0554 or by writing to us at the following address:

Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, CO 81303
Attn: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the Common Stock, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s website at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.rmcf.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

1,500,000 shares of Common Stock

 PROSPECTUS

February 13, 2026